UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2017

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Fifth Street; Tulsa OK

(Address of principal executive offices)

74103-4298

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 19, 2017, ONEOK, Inc., an Oklahoma corporation (the “Company”), entered into an Equity Distribution Agreement (the “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, BB&T Capital Markets, a division of BB&T Securities, LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC (each, a “Manager” and, collectively, the “Managers”). Pursuant to the terms of the Agreement, the Company may issue and sell from time to time through the Managers, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $1,000,000,000. Sales of shares of Common Stock, if any, will be made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed by the Company and the Managers, by means of any other existing trading market for shares of Common Stock or to or through a market maker other than on an exchange.

Under the terms of the Agreement, the Company may also sell shares of Common Stock to one or more of the Managers as principal for their own account at a price to be agreed upon at the time of sale. Any sale of shares of Common Stock to a Manager as principal would be pursuant to the terms of a separate terms agreement between the Company and such Manager.

The Company intends to use the net proceeds from any sales pursuant to the Agreement, after deducting Managers’ commissions and the Company’s offering expenses, for general corporate purposes, which may include repaying or refinancing a portion of the Company’s outstanding indebtedness and funding working capital, capital expenditures or acquisitions.

The shares of Common Stock will be issued pursuant to the Company’s existing effective shelf registration statement on Form S-3ASR (Registration No. 333-219186).

The Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Managers, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. A copy of the opinion of GableGotwals relating to the validity of the issuance of shares of the Company’s Common Stock pursuant to the Agreement is also filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Equity Distribution Agreement, dated July 19, 2017, by and among ONEOK, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, BB&T Capital Markets, a division of BB&T Securities, LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of GableGotwals.

23.1	Consent of GableGotwals (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEOK, Inc.

Date: July 19, 2017	By:	/s/ Walter S. Hulse III
Walter S. Hulse III Chief Financial Officer and Executive Vice President, Strategic Planning and Corporate Affairs

Exhibit Index

Exhibit	Description

1.1	Equity Distribution Agreement, dated July 19, 2017, by and among ONEOK, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, BB&T Capital Markets, a division of BB&T Securities, LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of GableGotwals.

23.1	Consent of GableGotwals (included in Exhibit 5.1 hereto).